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                         SUMMARY OF FINANCIAL HIGHLIGHTS


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                             THREE MONTHS ENDED
(Dollars in thousands except per share data)                                                    SEPTEMBER 30,
                                                                     ---------------------------------------------------------------
                                                                              2007                2007                       2006
                                                                            CORRECTED           ORIGINAL
Interest income                                                              $15,292             $15,423                    $15,559

Interest expense                                                               9,435               9,435                      8,917
                                                                             -------             -------                    -------
Net interest income                                                            5,857               5,988                      6,642

       Provision for loan losses                                                 593                 593                       (160)
                                                                             -------             -------                    -------
Net interest income after provision for loan losses                            5,264               5,395                      6,802

Total noninterest income                                                         798                 798                        946

Total noninterest expense                                                      5,286               5,286                      5,471
                                                                             -------             -------                    -------
Income before federal income tax provision                                       776                 907                      2,277

        Federal income tax provision                                             165                 209                        714
                                                                             -------             -------                    -------
Net income                                                                   $   611             $   698                    $ 1,563
                                                                             =======             =======                    =======
BASIC EARNINGS PER SHARE                                                     $  0.08             $  0.09                    $  0.20
                                                                             =======             =======                    =======
DILUTED EARNINGS PER SHARE                                                   $  0.08             $  0.09                    $  0.20
                                                                             =======             =======                    =======
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